Exhibit 10.3

                                                                  EXECUTION COPY

                         INSTRUMENT OF WARRANT REPRICING

      Reference is made to those certain Warrants (the "Warrants"), to purchase an aggregate of 1,350,000 shares of the common stock, $0.001 par value per share ("Common Stock") exercisable at $2.96 per share, of American Leisure Holdings, Inc., a Nevada corporation (the "Company") issued to such persons and in such numbers as outlined in Schedule A attached hereto. Capitalized terms not defined herein shall have the meaning given to them in the Credit Agreement the "Initial Credit Agreement"), dated as of December 19, 2003, by and among the Company, certain parties defined therein and Stanford Venture Capital Holdings, Inc., a Delaware corporation ("Stanford").

      WHEREAS, the Company has determined it to be in its best interest to secure additional financing from Stanford, pursuant to, and in accordance with, the terms of a Credit Agreement dated as of June 17, 2004 and entered into by and between American Leisure Marketing & Technology, Inc., Orlando Holidays, Inc., American Leisure, Inc., Welcome to Orlando, Inc., American Travel & Marketing Group, Inc., Hickory Travel Systems, Inc., the Company and Stanford (the "2004 Credit Agreement"); and

      WHEREAS, as further consideration for Stanford entering into the 2004 Credit Agreement, the Company has agreed to reprice the Warrants.

      NOW THEREFORE, for value received, the Company hereby agrees that each share of Common Stock represented by the Warrants (the "Warrant Shares") shall be exercisable at an exercise price per Warrant Share of $0.001 in accordance with the terms of this Warrant Agreement.

      Except as modified hereby, the terms and provisions of the Warrants remain in full force and effect


Date: June 17, 2004


American Leisure Holdings, Inc.

By:________L/S_________________
L. William Chiles
Vice President
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                                                                  EXECUTION COPY

                                   SCHEDULE A



         Name                                                 Number
         ----                                                 ------

Osvaldo Pi                                                   168,750

Ronald M. Stein                                              168,750

Daniel T. Bogar                                              168,750

William R. Fusselman                                         168,750

Stanford Venture Capital Holdings, Inc.                      675,000
                                                             -------

         Total                                             1,350,000